Exhibit 3(a)

                          CERTIFICATE OF INCORPORATION
                                       OF
                             SUNCOAST NATURALS, INC.

I, THE UNDERSIGNED, for the purposes of incorporation and organizing a corporation under the General Corporation Law of the State of Delaware, do execute this Certificate of Incorporation and do hereby certify as follows:

FIRST: The name of the Corporation is Suncoast Naturals, Inc.

SECOND: Its registered office is to be located at Suite 606, 1220 N. Market Street, Wilmington, DE 19801, County of New Castle. The name of the registered agent at such address is Registered Agents, Ltd.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FOURTH: The amount of total authorized capital stock of the corporation is twenty-six million (26,000,000). Twenty-five million (25,000,000) share are to be with par value of 0.001 and are to be of common class. One million (1,000,000) shares are to be with par value 0.01 and are to be of preferred class.

FIFTH: The incorporator of the corporation is Nicole Saunders, whose mailing address is Suite 606, 1220 N. Market Street, Wilmington, DE 19801.

SIXTH: A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages from breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

SEVENTH: The powers of the incorporator are to terminate upon filing of this Certificate. The name and mailing address of the person(s) who will serve as the initial director(s) until the first annual meeting of the stockholders of the corporation, or until a successor(s) is elected and qualified are:

                              William J. Reilly
                              5447 NW 42nd Avenue
                              Boca Raton, FL 33496

The undersigned incorporator hereby acknowledges that the foregoing Certificate of Incorporation is their act and deed on this twenty-first day of November, 2002.

                                                           /s/ Nicole Saunders
                                                           ---------------------
                                                           Nicole Saunders
                                                           INCORPORATOR

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 11/21/2002
020719660 - 3593988

                                STATE OF FLORIDA
                               Department of State
                                [Graphic Omitted]


I certify from the records of this office that SUNCOAST NATURALS, INC., is a corporation organized under the laws of Delaware, authorized to transact business in the State of Florida, qualified on December, 10, 2002.

The document number of this corporation is F02000006141.

I further certify that said corporation has paid all fees due this office through December 31, 2002, and its status is active.

I further certify that said corporation has not filed a Certificate of Withdrawal.



                                           Given under my hand and the
                                       Great Seal of the State of Florida
                                      At Tallahassee, the Capitol, this the
                                         Eleventh day of December, 2002

                                                  /s/ Jim Smith

                                                    Jim Smith
                                               Secretary of State

[Graphic Omitted]
State Seal

                                    DELAWARE
                              --------------------


The First State

         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "SUNCOAST NATURALS, INC.", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF NOVEMBER, A.D. 2002, AT 9 O'CLOCK A.M.





                                [Graphic Omitted]


3593988  8100                        /s/ Harriet Smith Windsor
                                     -------------------------
                                     Harriet Smith Windsor, Secretary of State

020721572                            AUTHENTICATION:  2106098
                                     DATE:  11-22-02